CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #715/717 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated February 29, 2016 on the financial statements and financial highlights of Kellner Merger Fund and Kellner Event Fund, each a series of shares of Advisors Series Trust.   Such financial statements and financial highlights appear in the 2015 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                                                                               /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 20, 2016